As filed with the Securities and Exchange Commission on August 10, 2006
Registration No. 333-136303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

TURBOSONIC TECHNOLOGIES, INC.

(Name of Small Business Issuer in its Charter)
_____________

Delaware	8711	13-1949528
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513
(Address and Telephone Number of Principal Executive Offices)

550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(Address of Principal Place of Business)
_____________

Egbert Q. van Everdingen
President
TurboSonic Technologies, Inc.
550 Parkside Drive, Suite A-14
Waterloo, Ontario, Canada N2L 5V4
(519) 885-5513
(Name, Address and Telephone Number of Agent for Service)
_____________

Copy to:
Ira I. Roxland
Sonnenschein Nath & Rosenthal LLP
1221 Avenue of the Americas
New York, New York  10020
Telephone:  (212) 768-6700
Fax:  (212) 768-6800
_____________

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

Explanatory Note

The Registrant is filing this Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-136303) for the purpose of filing Exhibits 5.1, 21.1 and 23.2 to the Registration Statement. This Amendment No. 1 does not modify any provisions of the Prospectus constituting Part I of the Registration Statement. Accordingly, the Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Fifteenth of the Certificate of Incorporation, as amended, of the registrant (the "Certificate of Incorporation") provides that registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the registrant's directors to the registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL grants the registrant the power to indemnify existing and former directors, officers, employees and agents of the registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the registrant.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement:

Filing Fee	$216
Legal Fees and Expenses	25,000*
Accounting Fees and Expenses	15,000
Printing Expenses	1,000
Miscellaneous Expenses	1,784*
Total	$43,000*

______________
* Estimated

Item 26. Recent Sales of Unregistered Securities

Since July 1, 2003, the registrant has issued the following securities that were not registered under the Securities Act of 1933 (the "Securities Act"):

(1) Stock Option Grants

(a) In December 2003, the registrant issued five-year options to purchase 150,000 shares of its common stock at an exercise price of $0.28 per share to eight of its directors.

(b) In October 2005, the registrant issued five-year options to purchase 140,000 shares of its common stock at an exercise price of $0.75 per share to seven of its directors.

(c) In October 2005, the registrant issued five-year options to purchase 178,000 shares of its common stock at an exercise price of $0.75 per share to 33 of its employees, five of whom were executive officers.

(d) In October 2005, the registrant issued five-year options to purchase 140,000 shares of its common stock at an exercise price of $0.75 per share to seven of its directors.

The granting of such stock options to the registrant's employees and directors was not registered under the Securities Act because the stock options either did not involve an offer or sale for purposes of Section 2(a)(3) of the Securities Act, in reliance on the fact that the stock options were granted for no consideration, or were offered and sold in transactions not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2).

(2) Pursuant to the terms of an Investment Banking Agreement, dated June 24, 2005, the Registrant issued to CapStone Investments three-year warrants to purchase 125,000 shares of common stock at an exercise price of $0.584 per share. The securities were not registered under the Securities Act because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2).

(3) On April 21, 2006, the registrant sold an aggregate of 1,000,000 shares of common stock together with three-year warrants to acquire up to an aggregate of 500,000 shares of common stock at an initial exercise price of $1.40 per share, subject to adjustment, for an aggregate of $1,150,000. The purchasers were two institutional investors, each an "accredited investor" as such term is defined in Rule 501, promulgated under the Securities Act. The registrant paid $69,000 and issued a two-year warrant to acquire up to 60,000 shares of our common stock at an initial exercise price of $1.15 per share, subject to adjustment, to CapStone Investments for its services in effectuating this placement. We also issued a two-year warrant to acquire up to 110,000 shares of our common stock at an initial exercise price of $1.15 per share, subject to adjustment, to Bristol Capital Ltd. solely for introducing us to CapStone Investments. The securities were not registered under the Securities Act because such securities were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder.

Item 27. Exhibits

The following is a list of Exhibits filed herewith as part of the registration statement:

Exhibit
Number	Exhibit Description
3.1	Certificate of Incorporation of the Registrant (1)

3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)

3.3	Certificate of Correction of Certificate of Amendment of the Registrant (3)

3.4	Certificate of Designation, Number, Powers, Preferences and Relative, Participating,
Optional, and other Special Rights and the Qualifications, Limitations, Restrictions,
and other distinguishing characteristics of Special Voting Preferred Stock (2)

3.5	By-laws, as amended, of the Registrant (2)

Exhibit
Number	Exhibit Description
4.1	Form of certificate evidencing share of common stock (2)

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP

10.1	2000 Stock Plan (4)

10.2	2003 Stock Plan (5)

21.1	Subsidiaries of the Company (6)

23.1	Consent of Ernst & Young LLP *

23.2	Consent of Mintz & Partners LLP *

23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

______________
* Previously filed with this registration statement

(1) Filed on April 9, 1993, as an exhibit to the Company's Registration Statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(2) Filed on November 18, 1997 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(3) Filed on September 30, 2002 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.

(4) Filed on March 19, 2001 as an exhibit to the Company's Registration Statement on Form S-8 (File Number 333-57248) and incorporated herein by reference.

(5) Filed on November 12, 2002 as an exhibit to the Company's proxy statement for the 2002 annual meeting, and incorporated herein by reference.

(6) Filed on September 27, 2005 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 and incorporated herein by reference.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

(1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant as described in Item 24 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Waterloo, Ontario, Canada, on the 10th day of August, 2006.

TURBOSONIC TECHNOLOGIES, INC.

By:	*
Edward F. Spink
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Chairman of	August 10, 2006
Edward F. Spink	the Board of Directors
(Principal Executive Officer and Acting
Principal Financial Officer)

*	President, Secretary, Treasurer and	August 10, 2006
Egbert Q. van Everdingen	Director

/s/ David J. Hobson	Vice President Finance and	August 10, 2006
David J. Hobson	Administration (Acting Principal
Accounting Officer)

Director
Richard H. Hurd

*	Director	August 10, 2006
Dr. Donald R. Spink, Sr.

*	Director	August 10, 2006
Julien J. Hradecky

*	Director	August 10, 2006
Glen O. Wright

*	Director	August 10, 2006
Andrew T. Meikle

* David J. Hobson, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

Date: August 10, 2006	By: /s/ David J. Hobson
David J. Hobson

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
3.1	Certificate of Incorporation of the Registrant (1)
3.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)
3.3	Certificate of Correction of Certificate of Amendment of the Registrant (3)
3.4	Certificate of Designation, Number, Powers, Preferences and Relative, Participating,
Optional, and other Special Rights and the Qualifications, Limitations, Restrictions,
and other distinguishing characteristics of Special Voting Preferred Stock (2).
3.5	By-laws, as amended, of the Registrant (2)
4.1	Form of certificate evidencing share of common stock (2)
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP
10.1	2000 Stock Plan (4)
10.2	2003 Stock Plan (5)
21.1	Subsidiaries of the Company (6)
23.1	Consent of Ernst & Young LLP *
23.2	Consent of Mintz & Partners LLP *
23.3	Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

______________
* Previously filed with this registration statement

(1) Filed on April 9, 1993, as an exhibit to the Company's Registration Statement on Form S-1 (File Number 33-60856) and incorporated herein by reference.

(2) Filed on November 18, 1997 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and incorporated herein by reference.

(3) Filed on September 30, 2002 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and incorporated herein by reference.

(4) Filed on March 19, 2001 as an exhibit to the Company's Registration Statement on Form S-8 (File Number 333-57248) and incorporated herein by reference.

(5) Filed on November 12, 2002 as an exhibit to the Company's proxy statement for the 2002 annual meeting, and incorporated herein by reference.

(6) Filed on September 27, 2005 as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 and incorporated herein by reference.

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